SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 11, 2003


                             HEALTHSOUTH Corporation

                          -----------------------------

             (Exact Name of Registrant as Specified in its Charter)


        Delaware                          1-10315                63-0860407
      -------------                     ----------               ----------
      State or Other                   (Commission            (I.R.S. Employer
Jurisdiction of Incorporation          File Number)          Identification No.)
     or Organization)

  One HEALTHSOUTH Parkway                                          35243
   Birmingham, Alabama                                            --------
  -----------------------                                        (Zip Code)
  (Address of Principal
    Executive Offices)

Registrant's Telephone Number,                                  (205) 967-7116
   Including Area Code:




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Item 5.  REGULATION FD DISCLOSURE


         On September 11, 2003, HEALTHSOUTH Corporation issued a press release announcing the appointment of a new independent director. The text of that press release follows:

--------------------------------------------------------------------------------

                                                           For Immediate Release
                                                              September 11, 2003


                        HEALTHSOUTH NAMES LEE S. HILLMAN
                               AS NEW BOARD MEMBER

BIRMINGHAM, Ala. - HealthSouth Corporation (OTC Pink Sheets: HLSH) today announced that it has appointed Lee S. Hillman, 47, as a new independent member to the company's Board of Directors. Hillman's appointment was approved and recommended to the Special Committee of the Board of Directors by HealthSouth's Nominating/Corporate Governance Committee, consisting of three independent directors and two corporate governance advisors.

Hillman, President of Liberation Investment Advisory Group, will serve as Chairman of the Board's Audit Committee, as well as a member of the Compensation Committee. Hillman is former Chairman of the Board and Chief Executive Officer of Bally Total Fitness Holding Corp. and former Executive Vice President and Chief Financial Officer of Bally Entertainment Corp. , which merged with Hilton Hotels Corp. in December of 1996. Prior to the merger, he also served as director of many of Bally Entertainment's subsidiaries in a regulated industry. With previous experience as an audit partner with an international accounting firm and a recognized corporate turnaround expert, Hillman has served as a director of Bally Total Fitness Holding Corp., Holmes Place PLC, Continucare Corp., and Heartland Alliance for Human Needs and Human Rights. Hillman has been instrumental in the restructurings of two $1 billion New York Stock Exchange-listed companies.

"Lee Hillman is a business professional with extensive experience in running a successful corporation," said Joel C. Gordon, Interim Chairman of the Board of HealthSouth. "His financial background makes him an asset to HealthSouth's Board."

Hillman is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. He serves as a member of the National Association of Corporate Directors and the Chicagoland Chamber of Commerce. Hillman was honored with the 2001 Torch of Liberty Award for his work with the Anti-Defamation League. He is a member of the Graduate School of Business Advisory Council at the University of Chicago and regularly serves as a guest lecturer at the graduate schools of business at the University of Chicago and Northwestern University.

HealthSouth is the nation's largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, with nearly 1,700 locations in all 50 states, the United Kingdom, Australia, Canada, Saudi Arabia and Puerto Rico. HealthSouth can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HealthSouth's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HealthSouth include, but are not limited to: the investigations by the Department of Justice and the Securities Exchange Commission into HealthSouth's financial reporting and related activity calling into question the accuracy of the Company's previously filed financial statements; HealthSouth's statement that as a result of the investigations, the Company's previously filed financial statements should no longer be relied upon and may result in the Company restating its prior financial statements; the withdrawal by HealthSouth's former accountants of their audit reports on all of the Company's previously filed financial statements; the outcome of pending litigation relating to these matters; significant changes in HealthSouth's management team; HealthSouth's ability to successfully amend, restructure and/or renegotiate its existing indebtedness or cure or receive a waiver of the events of default under such agreements, the failure of which may result in HealthSouth filing a voluntary petition for bankruptcy; HealthSouth's ability to continue to operate in the ordinary course and manage it's relationships with its creditors, including it's lenders, bondholders, vendors and suppliers, employees and customers; changes, delays in or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to or delays in the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company's SEC filings and other public announcements.

                                       ###

           For more information contact Andy Brimmer at 205-410-2777.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 11, 2003.

                                            HEALTHSOUTH CORPORATION

                                            By      /s/  WILLIAM W. HORTON
                                               ---------------------------------
                                                         William W. Horton
                                                     Executive Vice President
                                                       and Corporate Counsel